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                                                                   Exhibit 10.63

                                  Amended Lease

            AGREEMENT OF LEASE dated as of August 16, 2000 between TM PARK AVENUE ASSOCIATES, a New York limited partnership having an office at 315 Park Avenue South, New York, New York 10010 (hereinafter called "Landlord") and CREDIT SUISSE FIRST BOSTON CORPORATION., a corporation organized under the laws of Massachusetts, having offices at 11 Madison Avenue, New York, NY 10010 (hereinafter called "Tenant").

                              W I T N E S S E T H:

                                    ARTICLE 1

                       Premises, Term and Rent; Condition
                       of Premises; Landlord's Work; Etc.

            Section 1.01. Landlord leases to Tenant, and Tenant hires from Landlord, and upon and subject to the covenants, agreements, Terms, provisions and conditions of this Lease, for the Term hereinafter stated, that portion of the twenty-story building (hereinafter called the "Building") known as 315 Park Avenue South, New York, New York, (hereinafter called the "Building") consisting of the entire Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Twelfth, Thirteenth, Fourteenth and Fifteenth and a portion of the Lobby Floor (the "Tenant's Lobby") as set forth on the diagram marked Exhibit A attached hereto (except for common areas, including, without limitation, areas devoted to elevator shafts and conduits for mechanical systems, which common areas Tenant shall have non-exclusive right to use with other Building occupants but excluding Tenant's dedicated shaft space. Such leased Premises, together with all fixtures, equipment, installations and appurtenances which at the commencement of or during the Term of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in
Article 4 of this Lease) are hereinafter called the "Premises". The plot of land on which the Building is erected is hereinafter called the "Land". This agreement is called the "Lease".

            Section 1.02. This Lease shall commence on the date that Landlord delivers the Premises to the Tenant in the condition set forth in Section 6.02 (The "Commencement Date") and shall expire, unless same shall sooner cease or be Terminated as hereinafter provided or pursuant to law, on April 30, 2017 (such Term being hereinafter referred to as the "Term"). Landlord may deliver the Premises in blocks of at least four full floors and the Commencement Date for each floor within the applicable block delivered shall be the date of delivery of each respective block of floors and notice from Landlord to Tenant to such effect. Once Landlord has delivered ten floors further deliveries of floors may be on a floor-by-floor basis. If Tenant shall disagree with the Commencement Date set forth in Landlord's notice, the same shall be determined by arbitration in accordance with Exhibit J.

            Section 1.03. The rent reserved under this Lease for the Term shall be a fixed annual rent (hereinafter called the "Fixed Rent") as follows:

            (a) At the annual rate of $8,426,188 per annum for the period from and including the Commencement Date to and including September 30, 2005 and at such rate to be paid in equal monthly installments of $702,182.33 each, in advance, on the last day of each and
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every prior calendar month during the entirety of such period (plus such
Additional Rent and other charges as shall become due and payable hereunder) by Federal Funds wire transfer, to an account designated in writing by Landlord and

            (b) At the annual rate of $9,158,900 per annum for the period from and including October 1, 2005 to and including September 30, 2010 and at such rate to be paid in equal monthly installments of $763,241.66 each, in advance, on the last day of each and every prior calendar month during the entirety of such period (plus such Additional Rent and other charges as shall become due and payable hereunder), by Federal Funds wire transfer, to an account designated in writing by Landlord, and

            (c) At the annual rate of $9,891,612 per annum for the period from and including October 1, 2010 to and including September 30, 2015 and at such rate to be paid in equal monthly installments of $824,301 each, in advance, on the last day of each and every prior calendar month during the entirety of such period (plus such Additional Rent and other charges as shall become due and payable hereunder) by Federal Funds wire transfer, to an account designated in writing by Landlord.

            (d) At the annual rent of $10,074,790 per annum for the period from and including October 1, 2015 to and including April 30, 2017 and at such rate to be paid in equal monthly installments of $839,565.83 each in advance on the last day of each and every prior calendar month during the entirety of such period (plus Additional Rent and other charges as shall become due and payable hereunder) to an account designated in writing by Landlord.

            Section 1.04. Tenant agrees promptly to pay the Fixed Rent, Additional Rent and other charges herein reserved as and when the same shall become due and payable, without demand thereof, and without any set-off or deduction whatsoever except as expressly provided in this Lease and to keep, observe and perform, and to permit no violation of, each and every of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept, observed and performed. Any Fixed Rent payments that are due under this Lease shall, if not received by Landlord by the fifth day after such rent is due, bear a three (3%) percent surcharge for the late payment and interest at the Default Rate; provided, however, that if a monthly payment is inadvertently late no more than once in any twelve month period and is paid within two (2) days after notice from Landlord to Tenant, the three (3%) percent surcharge shall not apply to that late payment.

            Section 1.05. Additional Rent shall mean all charges owed pursuant to Sections 16.04, 19.01, 21.02, 21.03, 21.04, 22.06, 23.02, 23.03 and 23.04 and
such other Sections of similar purport.

            Section 1.06. If, by reason of any of the provisions of this Lease, the Term expires on any date other than the last day of a calendar month (except if the Term Terminates by reason of Tenant's default hereunder), the Fixed Rent and Additional Rent for such calendar month shall be equitably prorated. If the Commencement Date of the Lease is any day other than the first of a calendar month, the Fixed and Additional Rent for that first month shall be equitably prorated.


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            Section 1.07. For all purposes hereof, it is agreed that the
Premises consists of 183,178 square feet consisting of 16,288 square feet on each of the second through eighth floors and the twelfth through fifteenth floors and 4,010 square feet in the Tenant's Lobby.

            Section 1.08. Notwithstanding any other provisions of the Lease, Tenant will not be obligated to make any payments of the Fixed Rent for: (a) the two month period commencing with the Commencement Date, and (b) the month of September, 2003 and (c) for the months of October 1, 2005 through September 30, 2006, Tenant shall receive a rent credit of $63,603.47 per month (or, if Tenant shall have expended less than $483,179 in order to remove the linoleum or other floor tiles in the Premises, and if all such linoleum or other floor tiles have not been removed, the credit will be reduced by one twelfth (1/12) of $483,179 less the amount so expended). Tenant shall pay, upon the execution of the Lease, the Fixed Rent for the third month after the Commencement Date.

                                    ARTICLE 2

                Rent after lease expiration; Guarantee of Payment

            Section 2.01. If Tenant holds over beyond the Term, Tenant shall pay Landlord as use and occupancy, during the period that Tenant holds over an amount equal to the sum of one hundred-fifty (150%) percent of the Fixed Rent and all Additional Rent.

            Section 2.02. Tenant will never withhold rent when due under Article 1 of this Lease. If Tenant believes that it is entitled to any abatement of rent it will commence an accelerated arbitration proceeding in accordance with the proceeding (the "Arbitration Procedures") set forth in Exhibit J attached hereto and made part of this Lease. If Tenant receives any award from the arbitration, Landlord shall pay such award in three monthly installments including interest on the outstanding balance to be calculated at the prime rate plus 1% and Tenant shall have the right to offset against the Fixed Rent and Additional Rent the amounts so to be repaid. Prime rate shall be that from time to time posted by Citibank, N.A. or its successor.

                                    ARTICLE 3

                                 Use of Premises

            Section 3.01. The Premises shall be used and occupied for executive administrative and general and trading offices by Tenant, or affiliates, of Tenant and by and for permitted assignees, subtenants and licensees and uses ancillary thereto, including, without limitation, as a data center, cafeteria, document reproduction center, mail center, training room for employees, recreation room and similar uses and for no other purpose. Tenant agrees that it shall not use the Premises or any part thereof, or suffer or permit the Premises or any part thereof to be used, for any purposes other than as set forth in the first sentence of this Section 3.01.

            Section 3.02. Tenant agrees that it shall not use or suffer or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, Terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any


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manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, would in any way impair or unreasonably interfere with any of the Building systems or the proper and economic heating, cleaning, air conditioning or other similar servicing of the Building or the Premises (to the extent that same or any of same are to be furnished to the Premises), or impair or unreasonably interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building and which is customary in first class office buildings.

            Section 3.03. Subject to Landlord's obligation under this Lease, if any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other Tenant activity carried on in the Premises, and if the failure to secure such license or permit would in any way materially adversely affect Landlord, then Tenant at Tenant's sole cost and expense, shall duly procure the same and make the same available to inspection by Landlord. Tenant, at Tenant's sole cost and expense, shall at all times, comply with the requirements of each such license or permit. Notwithstanding anything in this Lease to the contrary, Tenant shall not have any obligation to secure, or pay for, any license or permit for work which Landlord is responsible to perform in or about the Premises or the Building.

            Section 3.04. Landlord represents that the Certificate of Occupancy attached hereto as Exhibit B is valid in full force and effect for the Building.

            Section 3.05. Tenant shall have the right to name the Building during the Term and to place prominent signage in the lobbies of the Building and one exterior sign adjacent to the Park Avenue entrance to the Building and one exterior sign on each side of the entrance to Tenant's Lobby provided that such signage is tasteful and consistent with the first class nature of the Building and does not interfere or conflict with the first floor retail usage or signage. Except as provided herein, Landlord will not allow any exterior signage other than for the retail space.

            Section 3.06. Tenant will have a dedicated entrance for its exclusive use (with the right and obligation to impose security measures and procedures using employees in labor harmony with employees of the Building at the lobby on the 24th Street side of the Building as shown in Exhibit A attached herein hereto constituting the Tenant's Lobby; all elevators, except the freight elevator, located on the eastern side of the Building shall be dedicated for Tenant's exclusive use as will be the one most westerly elevator on the Park Avenue side of the Building. At such time as Tenant occupies thirteen (13) floors of the Building, Tenant shall receive a second dedicated elevator on the Park Avenue side of the Building adjacent to the then dedicated elevator on the Park Avenue side. At such time as Tenant occupies fifteen (15) floors of the Building, Tenant shall receive a third dedicated elevator on the Park Avenue side of the Building adjacent to the then dedicated elevators and when Tenant occupies eighteen floors, Tenant will receive a fourth dedicated elevator on the Park Avenue side of the Building adjacent to the then dedicated elevators. At Tenant's request, all non-dedicated elevators shall be "locked off" so as not to service Tenant's floors.

            Section 3.07. Tenant shall have the use of a 100 square foot area of the roof as shown on Exhibit F to install satellite dishes, antennae and other communication equipment without extra cost or charge and will further have shaft space from the telecommunication's points of entry


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in the basement to be made available to Tenant pursuant to Exhibit F to the portion of the roof as described in Exhibit F dedicated to Tenant (the Dedicated Shaft Space).

            Section 3.08. Tenant shall have the right to use the fire stairs connecting the floors of the Premises as convenience stairs. Tenant may install an internal security system and shall tie such system into the Building's security and Class E systems.

                                    ARTICLE 4

                     Appurtenances, Etc., Not to be Removed

            Section 4.01. All fixtures, equipment, installations and appurtenances attached to or built into the Premises (hereinafter severally and collectively called, in this Section 4.01. "Appurtenances" other than trade fixtures and equipment) and personal property at the commencement of or during the Term, whether or not furnished or installed at the expense of Tenant or by Tenant, shall be and remain part of the Premises and be deemed the property of Landlord and shall not be removed by Tenant, except as otherwise expressly provided in this Lease. Without limiting the generality of the preceding sentence, all electric, plumbing, heating, sprinkler, dumbwaiter and elevator systems, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, stairs, paneling, cupboards (whether or not recessed in paneling), molding, shelving, radiator enclosures, cork, rubber, tile and composition floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed to be Appurtenances, whether or not attached to or built into the Premises. Anything hereinbefore in this Article 4 contained to the contrary notwithstanding, any Appurtenances furnished and installed in any part of the Premises (whether or not attached thereto or built therein) by Tenant may be removed from the Building by Tenant prior to the expiration of the Term hereof. Tenant shall repair and restore, in a good and workmanlike manner, substantially to its condition prior to the furnishing or installation of any Appurtenances which are not customarily found in a first class office building ("Specialty Alterations") and repair any damages to the Premises or the Building caused by such removal on or prior to the end of the Term (or any space as to which a renewal right is not exercised). If any Appurtenance which as aforesaid may be removed from the Building by Tenant is not removed by Tenant from the Building within the time above specified therefor it shall be deemed that the same has been abandoned by Tenant to Landlord.

            Section 4.02. The exterior of the perimeter walls of the Premises, any balconies or roofs adjacent to the Premises, and any space in and/or adjacent to the Premises presently used for shafts, stairways, stacks, pipes, vertical conveyors, mail chutes, pneumatic tubes, conduits, ducts, electric or other utilities, rooms containing elevator or air conditioning machinery and equipment, sinks, or other Building facilities, and the use thereof, as well as reasonable access thereto through the Premises for the purpose of such use and the operation, improvement, replacement, addition, repair, maintenance and/or decoration thereof, are expressly reserved to Landlord except as otherwise provided in this Lease; provided, however, that Tenant may decorate the interior sides of the perimeter walls of the Premises. Tenant shall not have access to the Building air conditioning systems to be installed within the Premises, but shall be provided with access to any Tenant equipment or risers located therein as described in Exhibit F.


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            Section 4.03. Tenant shall be required to remove those internal staircases that it installed if Landlord has given written notice to Tenant at least twelve (12) months prior to the end of the Term that such staircases shall be removed.

                                    ARTICLE 5

                                Various Covenants

            Section 5.01. Tenant covenants that Tenant will:

            (a) Subject to the provisions of Articles 6, 7, 8 and 10 of this Lease, take good care of the Premises, and, at Tenant's sole cost and expense,
(i) make all interior non-structural repairs (other than repairs occasioned by acts of Landlord, its agents, servants or employees, tenants or other occupants of the Building) thereto as may be required to keep the Premises in good order and condition.

            (b) Faithfully observe and comply with the rules and regulations annexed hereto and such additional reasonable rules and regulations of general applicability to the Building as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, provided, however, that
(i) in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control, (ii) nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the Terms, covenants or conditions in any other lease as against any other tenant; and (iii) Landlord will not discriminate against Tenant in the enforcement of any such rules; and
(iv) Tenant shall have the right to dispute the reasonableness of any new rule or regulation by notifying Landlord in writing within thirty (30) days after the same is first promulgated in writing by Landlord. If the parties are unable to resolve this dispute, same shall be settled by arbitration in accordance with the Arbitration Procedures.

            (c) Permit Landlord and any mortgagee of the Building and/or the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the Premises at all reasonable hours, using best efforts to give 24-hours' notice to Tenant except in the event of emergencies for the purposes of inspection, or of making necessary or required repairs, replacements or improvements in or to the Building or equipment, or of making repairs in or to the Premises, or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease, including the right during the progress of such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements, to keep and store within the Premises all necessary materials, tools and equipment to the extent necessary and that no reasonable alternate space is available to Landlord. Landlord shall perform such work shall be done in such a manner, as to minimize disruption to Tenant's business in and access to the Premises and will be done after business hours, if Tenant requests, at the reasonable cost and expense of Tenant to the extent such cost exceeds what would otherwise have been payable. Landlord shall endeavor to keep the work area clean and tidy.


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            (d) Make no claim against Landlord or any lessor under any ground or underlying lease for any loss of or damage to any property of Tenant or others by theft or any injury or damage to Tenant or other persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, or any such damage caused by other tenants or persons in the Building or caused by construction of any private work unless caused by or due to the willful acts or omissions or the negligence of Landlord, its agents, servants, or employees or contractors or the breach by Landlord of its obligations under this Lease. No property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes specified in this Lease shall be brought upon or kept in the Premises.

            (e) Make no alterations, decorations, installations, repairs, additions, improvements or replacements (hereinafter collectively called "Tenant Changes") in, to or about the Premises except as provided in this clause (e):

                  (i) No Tenant's Changes of a structural nature shall be made without Landlord's prior consent, and then only by contractors or mechanics approved by Landlord, such consent and approval to changes and contractors not to be unreasonably conditioned, withheld or delayed. Tenant charges, which are of a non-structural nature may be made without Landlord's consent but upon at least ten (10) days written prior notice. Changes of decorative, cosmetic nature or minor repairs may be made without notice or Landlord's consent. All contractors or mechanics, no matter the amount of the contract, shall provide the Landlord, prior to commencing work, with a copy or certificates of their worker's compensation and liability insurance policies naming the Landlord as an insured and shall work in labor harmony with the Building's employees.

                  (ii) Tenant's Changes shall be done at Tenant's sole cost and expense and at such times, and in such manner so as to not unreasonably discomfort, inconvenience or disrupt Landlord or any other tenant's use or access of or to the Building (it being acknowledged that the performance of Tenant's Changes may involve some such discomfort, inconvenience or annoyance);

                  (iii) Prior to the commencement of any structural Tenant's
            Changes or changes to the Building's systems or to the exterior of the Building, Tenant shall submit to Landlord, for Landlord's approval, plans and specifications (to be prepared by and at the sole cost and expense of Tenant) of such proposed Tenant's Changes in detail reasonably satisfactory to Landlord; The proposed Tenant's Changes provided for in such plans and specifications shall not be undertaken until Landlord has approved same, which approval shall not be unreasonably withheld, conditioned or delayed and such proposed Tenant's Changes shall not be continued pursuant to material amendments or additions to such plans and specifications until Landlord has approved such amendments or additions. Landlord's approval shall be deemed given if Landlord has not given Tenant notice of objection to such plans and specifications, or to such amendments or


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            additions, as the case may be, within fifteen (15) business days after same, respectively, have been submitted to Landlord, or within ten (10) business days after submission of any revised plans such notice of objection to specify in reasonable detail the nature thereof;

                  (iv) In no event shall any material or equipment (except for communication, word processing and computer equipment or any other equipment used in Tenant's normal operations) be incorporated in or to the Premises in connection with any such Tenant's Changes which is subject to any lien, security agreement, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement;

                  (v) Any mechanic's lien filed against the Premises or the
            Building for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to, Tenant shall be discharged by Tenant within sixty (60) days after Tenant receives notice of the same, at Tenant's expense, by filing the bond required by law or otherwise; and

                  (vi) All Tenant's Changes shall at all times comply with (A)
            laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, (B) the reasonable rules and regulations and (C) to the extent required by Section 5.01(e), plans and specifications as aforesaid, or amendments or additions thereto as aforesaid,

            (f) Not violate, or permit the violation of, any condition imposed by the standard fire insurance policy issued for office buildings in the County or the City of New York and not to do anything or permit anything to be done, or keep anything or permit anything to be kept, in the Premises, which would increase the fire or other casualty insurance rate on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord. If by reason of failure of Tenant to comply with the provisions of this paragraph including but not limited to, the use to which Tenant puts the Premises, the fire insurance rate shall at the beginning of this Lease or any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged solely because of such failure or use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord (such payment being deemed a cure of Tenant's failure or use). In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" rate for the Building or the Premises issued by an organization making fire insurance rates for the Premises, shall be prima facie evidence of charges in the fire insurance rate then applicable to the Premises.

            (g) Permit Landlord, at reasonable times and upon one days prior notice, to show the Premises to any lessor or lessee under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage of the Building and/or the land upon which the Building is situate or of Landlord's interest therein, and


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their representatives, and during the period of nine months next preceding the date of expiration of the Term with respect to any part of the Premises similarly show any part of the Premises, at reasonable times, to any person contemplating the leasing of all or a portion of the same such entry shall not affect Tenant's use and occupancy of the Premises in any material way.

            (h) At the end of the Term, quit and surrender to Landlord the Premises broom-clean and in good order and condition, reasonable wear and tear, obsolescence and damage by the elements excepted, and Tenant shall remove all of its personal property, except as may be otherwise provided in Article 4 hereof. Any personal property which shall remain in the Premises after the expiration or termination of the Term shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing. Tenant will, upon request of Landlord made not later than 30 days prior to the expiration or not later than the day before any termination of the Term, promptly remove from the Building any such personal property at Tenant's own cost and expense.

            (i) At any time and from time to time, but not more than twice per year, upon not less than fifteen (15) days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall reasonably designate, a statement of Tenant in writing certifying that this Lease is unmodified and in full effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), specifying the dates to which the Fixed Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any provision of this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement so delivered may be relied upon by any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or Landlord's interest therein.

            (j) Not move any safe, heavy machinery, heavy equipment, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which shall not be unreasonably withheld or delayed. If such safe, machinery, equipment, freight of bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the applicable laws, orders and regulations of all governmental authorities having or asserting jurisdiction over the Premises or the Building. Notwithstanding the consent of Landlord and subject to the terms of Sections 8.03 and 8.04. Tenant shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by persons or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all reasonable costs and expenses and reasonable attorneys' fees incurred in connection with Tenant's moving such heavy equipment, and occasioned by the acts of Tenant, its agents, servants, employees, contractors, visitors or invitees and all costs reasonably incurred in repairing any such damage to the Building, except any of the same arising from the willful misconduct or negligence of Landlord its agents, servants and employees or a breach by Landlord of its obligations under this Lease.


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            (k) Unless attributable to the negligence or misconduct of Landlord, its officers, directors, agents and employees or of another party to be indemnified hereunder, indemnify, and save harmless, Landlord and any mortgagee and any lessor under any ground or underlying lease, and their respective officers, directors, agents and employees, from and against any and all liability (statutory or otherwise), claims, actions, suits, demands, damages, judgments, costs, interest and expenses of any kind or nature of anyone whomsoever (including, but not limited to, reasonable counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) arising from or in connection with the use of the Premises by Tenant, its employees, contractors, agents, visitors, invitees, subtenants or licenses or from any work, installation or thing whatsoever done, by Tenant, its employees, contractors, agents, visitors, invitees, subtenants or licensees in the Premises during the Term of this Lease or arising from any condition of the Premises due to or resulting from any default by Tenant in the performance of Tenant's obligations under this Lease or from any act, omission, (where this Lease or law imposes a duty to acts) or negligence of Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees or invitees. Unless attributable to the negligence or misconduct of Tenant, its officers, directors, agents and employees or of another party to be indemnified hereunder, Landlord shall indemnify, and save harmless Tenant, Tenant's officers, directors, agents and employees, from and against any and all liability (statutory or otherwise), claims, actions, suits, demands, damages, judgments, costs, interest and expenses of any kind or nature of anyone whomsoever (including, but not limited to, reasonable counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) arising from or in connection with the use of the Premises by Landlord, its employees, contractors, agents, visitors, invitees, subtenants or licenses or from any work, installation or thing whatsoever done, by Landlord, its employees, contractors, agents, visitors, invitees, subtenants or licensees in the Premises during the Term or arising from any condition of the Premises due to or resulting from any default by Landlord in the performance of Landlord's obligations under this Lease or from any act, omission, (where this Lease or law imposes a duty to acts) or negligence of Landlord or any of Landlord's officers, directors, agents, contractors, employees, subtenants, licensees or invitees.

            (l) Not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, in violation of Section 202 of the Labor Law.

                                    ARTICLE 6

               Changes or Alterations by Landlord; Landlords' Work

            Section 6.01. Upon written notice, Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, all as Landlord may reasonably deem necessary or desirable providing there shall be no substantial diminution of building services to the Premises or of ingress or egress to and from the Premises or other than to a de minimus extent affect any of the areas of exclusive or dedicated use of Tenant. Landlord reserves the right to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as Landlord may reasonably deem necessary or desirable. Any such changes or the like referred to in the two immediately preceding sentences shall not unreasonably interfere with Tenant's use or occupancy of the Premises, or reduce other than by a de minimus extent the usable area of the Premises. Any damage to the Premises resulting in the course of any such work shall be corrected promptly at the sole cost and expense of Landlord to the extent such correction is not inconsistent with the change or the like, and, with respect to the installation of pipes, ducts and conduits, same shall be concealed behind, beneath or within partitioning, columns, ceilings or floors, to the maximum extent possible, or completely furred at points immediately adjacent to any such partitioning, columns or ceilings, and same shall not other than by a de minimus amount reduce the usable area of the Premises. Nothing contained in this Article 6 shall relieve Tenant of any duty, obligation or liability of Tenant under this Lease with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

            Section 6.02. Landlord will deliver the Premises to the Tenant vacant, free of tenancies and with the present installation demolished and removed and the Phase I Work set forth on Schedule C complete on the Commencement Date. Landlord will complete the Phase II Work set forth on Schedule C in a good and workmanlike manner in coordination with Tenant's work. If Landlord's Phase II Work is not completed by the dates set forth in Exhibit C and such later completion delays Tenant's commencement or performance or completion of its work then, to the extent Landlord was not delayed in the completion of Landlord's Phase II Work by Tenant, Tenant shall be entitled to an abatement of rent of one day for each day of delay. Delay will be determined on a floor-by-floor basis and rent abatement will be similarly so determined. Landlord represents, to the best of it's knowledge, that the Building is in compliance with all codes and regulations of any federal, state or local governmental entity, inclusive of the provision of the Americans with Disability Act of 1992 -- except for the bathrooms in the Premises which are the responsibility of the Tenant and that the Building has a live load capacity as set forth in the Certificate of Occupancy. Landlord further represents that there are no hazardous materials in the Building or Premises. Landlord shall, if required in order to use the Premises for office use, obtain a change to the Certificate of Occupancy permitting such use as soon a practicable following the date hereof so as not to delay Tenants ability to occupy the Premises for business purposes or provide Tenant with reasonably satisfactory evidence that no change of the Certificate of Occupancy is needed. Tenant shall cooperate with Landlord in connection therewith. Landlord shall have no liability to Tenant if unable to timely obtain such change either because application cannot be made therefor until Tenant's work is completed or due to normal governmental delays attendant upon the obtaining of any such change in a certificate of occupancy, but shall be responsible to Tenant if due to Landlord's failure to pursue the same with due diligence and continuity or by reason of violation or other application pending or affecting the Building.

            Section 6.03. If at any time any windows of the Premises are temporarily darkened, closed, rendered inoperable or obstructed for any reason beyond Landlord's control, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

                                    ARTICLE 7

                               Tenant Improvements

            Section 7.01. Tenant covenants, and agrees to construct, first class offices in the entire Premises pursuant to plans and specifications to be provided by the Tenant to Landlord. Tenant will make all improvements in strict compliance with Sections 5.01(e), 5.01(f) of this Lease and will reconstruct all of the bathrooms within the Premises to comply with the provisions of the Americans with Disability Act of 1992.

            Section 7.02. Provided no Act of Default exists, Landlord will pay for a portion of the actual cost of tenant improvements (including without limitation, soft costs) equal to $2,747,670. Such reimbursement will be on the following Terms:

            (a) All of Tenant's work will be in accordance with plans and specifications prepared by a registered architect hired and paid for by the Tenant, such plans will be and otherwise in accordance with Article 5 and will be filed with by the New York City Department of Building and such other governmental agencies as are required.

            (b) Any work to be performed in the Premises must be performed by a contractor(s) who have been approved in writing by the Landlord which approval will not be unreasonably withheld, conditioned or delayed, prior to the commencement of work. Said contractors must provide Landlord with certificates of insurance and Worker's Compensation coverage in amounts and form satisfactory to Landlord and must work in labor harmony with the Building's employees.

            (c) Requests for payment shall be made not more often than on a monthly basis, each request shall include the following:

                  (i) a certification of the amount spent for which
            reimbursement is sought.

                  (ii) lien waivers from the Contractors or Sub-contractors
            acknowledging receipt of prior payments and certification from the Tenant's architect as to the work that had been completed.

                  (iii) such other documentation as the first mortgagee shall reasonably require if such mortgagee is generally recognized as an institutional lender.

            (d) Landlord upon verification of the same, will pay to Tenant the Tenant's contractor an amount equal to 100% of the payment requested but in the aggregate no more than $2,747,670.

            (e) Tenant shall provide final lien waivers and records of payments from each and every contractor and sub-contractor that worked on the Premises and shall further indemnify and defend Landlord against all claims arising by reason of lack of payment or late payment from sub-contractors or contractors employed by Tenant at the Premises.

                                    ARTICLE 8

                              Damage by Fire, Etc.

            Section 8.01. If any part of the Premises shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord and Landlord shall proceed with reasonable diligence, to repair such damage, and if any part of the Premises shall be rendered untenantable by reason of such damage, the Fixed Rent and Additional Rent payable hereunder shall be abated proportionately for the period from the date of such damage to the date when the Premises or the damaged portion thereof shall have been made tenantable. When Premises have been made tenantable and Tenant has been given notice at least ten
(10) days prior ("Landlord's Reasonable Notice"),Tenant shall receive a further abatement of Fixed and Additional Rent for a period which is the lesser of (a) one hundred twenty (120) days and (b) the actual time after Landlord's Restoration Notice that Tenant re-occupies the Premises. If Tenant has been given notice at least ten (10) days prior, (Landlord's Restorated Notice) thereto or to such earlier date upon which the Term shall expire or terminate, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, unless such inconvenience, annoyance or injury is occasioned by the acts or omissions of Landlord, its agents, servants, employees, contractors, visitors or invitees. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, which Term, as used herein, means, Tenant's goods, furniture or furnishings or any fixtures, equipment, improvements, installations or appurtenances removable by Tenant as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. In the event that Tenant cannot move back into at least eighty (80%) percent of its space within 180 days from the casualty, Tenant may Terminate this Lease unless Landlord has provided other space in the Building for Tenant to occupy comparable in size and quality. Landlord shall within sixty (60) days of casualty notify Tenant of estimated time to restore Premises, if such time is more than one hundred eighty (180) days or if damage occurs in the last two years of the Term, Tenant may terminate this Lease by written notice to Landlord

            Section 8.02. Anything contained in Section 8.01 to the contrary notwithstanding, if substantial alteration or reconstruction of the Building (i.e. any alteration or reconstruction costing thirty five (35%) percent of the then value of the Building) shall, in the reasonable opinion of Landlord, be required as a result of damage by fire or other casualty, then this Lease and the Term and estate hereby granted may be Terminated by Landlord by its giving to Tenant, and provided that similar Notice is given to other Tenants who along with Tenant occupy at least ninety-five (95%) percent of the office space in the Building within 30 days after the date of such damage, notice specifying a date, not less than 90 days after the giving of such notice, for such Termination. In the event of the giving of such notice of Termination, this Lease and the Term and estate hereby granted shall expire as of the date specified therefor in such notice with the same effect as if such date were the date hereinbefore specified for the expiration of the Term, and the Fixed Rent and Additional Rent payable hereunder shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent provided in Section 8.01 hereof.

            Section 8.03. Each party agrees to endeavor to have included in each of its property insurance policies (insuring the Building and Landlord's property therein, in the case of Landlord, and insuring Tenant's property in the Premises, in the case of Tenant, against loss, damage or destruction by fire or other casualty therein covered) a waiver of the insurer's right of subrogation against the other party, or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives, before the casualty, the right of recovery against any party responsible for a casualty covered by the policy or (b) if, any other form of permission shall not be, or shall cease to be, obtainable (i) without additional charge or (ii) at all, the insured party shall so notify the other party promptly after learning thereof. In the first such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy.

            Section 8.04. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term of this Lease to the extent to which it is insured for such loss, damage or destruction under a policy or policies containing a waiver of subrogation or permission to release liability as provided in Section 8.03 hereof. If, notwithstanding the recovery of insurance proceeds by either party for such loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then (provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected) the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party thereof, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this Section 8.04 shall relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rent provided for elsewhere in this Lease.

            Section 8.05. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

                                    ARTICLE 9

                                  Condemnation

            Section 9.01. In the event that the whole of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall forthwith cease and Terminate as of the date of vesting of title. In the event that only a non-material (i.e. less than 15%) part of the Building which does not negatively impact Tenant's access to the Premises or Landlord's ability to operate the Building shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent and Additional Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Building so condemned or taken. In the event that more than thirty (30%) percent of the Building shall be so condemned or taken, then, Landlord may, at Landlord's option, Terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant of such Termination within 90 days following the date on which Landlord shall have received notice of vesting of title. In the event that fifteen (15%) percent or more of the Premises shall be so condemned or taken, then, Tenant, at Tenant's sole option, may Terminate this Lease and the Term and estate hereunder granted as of the date of such vesting of title by notifying Landlord of such Termination within 90 days following the date on which Tenant shall have received notice of vesting of title. If Tenant does not elect to Terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and Additional Rent payable hereunder shall be abated as hereinbefore provided in this Article 9. In the event that only a part of the Premises shall be so condemned or taken and this Lease and portion of the Premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking, however, Landlord shall not be obligated to repair any damage to Tenant's Property or replace the same.

            Section 9.02. In the event of a Termination of this Lease pursuant to Section 9.01, this Lease and the Term and estate hereby granted shall expire as of the date of such Termination with the same effect as if that were the date hereinbefore set for the expiration of the Term and the Fixed Rent and Additional Rent payable hereunder shall be apportioned as of such date.

            Section 9.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, Tenant not being entitled to receive any part of such award. The foregoing shall not prohibit Tenant's independent claim for the value of Tenant's trade fixtures actual costs of Tenants Improvements, alterations, changes and moving expenses and any other claim permitted under law.

                                   ARTICLE 10

                              Compliance with Laws

            Section 10.01. Tenant, at Tenant's sole cost and expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the Premises (including without limitation, any alteration of or to the electricity, plumbing, HVAC and sprinkler systems), unless such alteration is required by reason of a condition, has been created by, or at the instance of Tenant, or is attributable to any use to which Tenant puts the Premises, if same is not permitted by the Terms of this Lease, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Landlord will maintain the Building in a first class manner and will comply with all laws and regulations of governmental authorities and insurance bodies to the extent the failure to do so would endanger life or limb or adversely affect Tenant's ability to use the Premises except to the extent that such compliance is a duty of Tenant under this Lease.

                                   ARTICLE 11

                                     Notices

            Section 11.01. (A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease ("Notice(s)") shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) or if sent be nationally recognized overnight delivery service for next day delivery and in either case addressed:

            if to Tenant, Attn: Mr. Frank Bartolotta (a) at Tenant's address set forth in this Lease, or with a copy to Shearman and Sterling, 599 Lexington Avenue New York, NY Attn: Chris M. Smith, Esq. or if to Landlord, at Landlord's address set forth in this Lease, Attn: Stephen Mullins, with a copy to Raphael and Marks, 866 UN Plaza, Suite 444, New York, NY 10017 Attn: Stephen M. Raphael, Esq., (c) any Mortgagee who may have requested the same, by Notice given in accordance with the provisions of this Article 11, at the address designated by such Mortgagee or (d) to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 11.

            (B) Notices shall be deemed to have been rendered or given (a) on the date delivered, if delivered by hand, or (b) three (3) Business Days after mailing, if mailed as provided in Section 11 .01(A). Notice given by counsel for either party on behalf of such party or by the Manager or Managing Agent on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article. However, all Tenant default notices shall be sent by either the Landlord or its attorney.

            Section 11.02. Notwithstanding the provisions of Section 11.01, Notices requesting services for Overtime Periods pursuant to Section 16.04 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the Premises without the necessity of a receipt.

                                   ARTICLE 12

             Damage to and Defects in Building Equipment and Systems

            Section 12.01. Subject to Section 20.02, Tenant shall give Landlord prompt notice of any damage to, or defective condition in, any part or appurtenance of the Building's plumbing, electrical, heating, air conditioning or other equipment or systems serving, located in, or passing through the Premises of which Tenant is aware. If such damage or defective condition was caused by, or resulted from the improper use by, Tenant or by the employees, agents, licensees or invitees of Tenant, all reasonable out-of-pocket costs and expenses associated with the repair shall be paid by Tenant. Tenant shall not be entitled to claim any damages arising from any such damage or defective condition nor shall Tenant be entitled to a claim of eviction,real or constructive by reason of any such damage or defective condition, unless the same shall have been caused by the intentional act or omission or the negligence of Landlord or its servants, contractors, visitors, employees, agents, licensees or invitees in the operation or maintenance of the Premises or the Building or the same shall not have been repaired by Landlord with reasonable diligence after notice thereof from Tenant to Landlord.

                                   ARTICLE 13

                                    Defaults

            Section 13.01. The following are Acts of Default under this Lease:

            (a) Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within 120 days after the filing thereof,

            (b) if a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code (the "Bankruptcy Code") or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within 120 days after its filing,

            (c) if Tenant shall file a petition under the arrangement provisions of the Bankruptcy Code or under the provisions of any law of like import,

            (d) if a permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within 160 days from the date of his appointment,

            (e) if Tenant shall default in payment of any Fixed Rent or Additional Rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for five (5) days after notice from Landlord to Tenant.

            (f) if Tenant shall default in the due keeping, observing or performance of any covenant, agreement, Term, provision or condition of Article 3 or Article 26 hereof on the part of Tenant to be kept, observed or performed and such default shall continue and shall not be remedied by Tenant within twenty (20) business days after Landlord shall have given to Tenant a notice specifying the same.

            (g) if Tenant shall default in the keeping, observing or performance of any covenant, agreement, Term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (e) or (f) of this Section 13.01), and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of thirty (30) days, if Tenant
(i) shall not, promptly upon the giving of such notice, notify Landlord of Tenant's intention to take all steps necessary to remedy such default with due diligence, and (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same.

            (h) if any event shall occur or any contingency shall arise (except as expressly permitted by this Lease) whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any firm, association, corporation, person or entity other than Tenant (except as expressly permitted by this Lease).

            In the event that any of the Acts of Default in Sections 13.0l(a)-(h) occur, Tenant shall be in default of this Lease. Landlord may thereafter give to Tenant a notice of intention to end the Term at the expiration of 10 days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted shall expire and Terminate upon the expiration of said 10 days with the same effect as if that day were the date hereinbefore set for the expiration of the full Term of this Lease ("Default Termination"), but Tenant shall remain liable for damages as provided in this Lease or pursuant to law ("Default Termination"). If the Term "Tenant", as used in this Lease, refers to more than one person, then as used in clauses (a), (b), (c) and (d) of this Section 13.01, said Term shall be deemed to include all of such persons or any one of them; and, if this Lease shall have been assigned, the Term "Tenant", as used in said clauses, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the Term "Tenant", as used in said clauses, shall not include the assignor so released.

            Section 13.02. If Tenant shall default in the payment of any Fixed Rent or Additional Rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due and after all applicable grace periods, or if this Lease shall Terminate as in Article 13 provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter reenter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words "reenter", "reentry" and "reentering" as used in this Lease are not restricted to their technical legal meanings.

            Section 13.03. In the event of any Termination of this Lease under the provisions of Article 13 or in the event that Landlord shall reenter the Premises under the provisions of this Article 13 or in the event of the Termination of this Lease (or of reentry) by or under any summary dispossess or other proceeding or action undertaken by Landlord for the enforcement of its aforesaid right of reentry or any provision of law, Tenant shall thereupon pay to Landlord the Fixed Rent, Additional Rent and any other charge payable hereunder by Tenant to Landlord up to the time of such Default Termination or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 14 or pursuant to law. Also, in the event of a Default Termination, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but only to the extent such monies shall be credited by Landlord first against any Fixed Rent, Additional Rent or any other charge due from Tenant at the time of such Default Termination and then against any damages payable by Tenant under Article 14 or pursuant to law, with the balance, if any, being paid to the Tenant.

            Section 13.04. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be inclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

                                   ARTICLE 14

                                     Damages

            Section 14.01. In the event of a Default Termination of this Lease, Tenant shall immediately pay to Landlord as damages:

            (a) sums equal to the aggregate of the Fixed Rent and any Additional Rent hereunder which would have been payable by Tenant had this Lease not terminated by such Default Termination, payable upon the due date therefor specified herein following such Default Termination and until the date hereinbefore set for the expiration of the Term. If Landlord shall relet all or any part of the Premises for all or any part of said period, which Landlord is not obligated to do, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses actually incurred or paid by Landlord in terminating this Lease and or reentering the Premises and of securing possession thereof, as well as the reasonable out-of-pocket expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions and all other reasonable expenses chargeable against the Premises and the rental therefrom for the stated Term of this Lease in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this clause (a), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord, and in no event for an amount greater than the amount owed by Tenant and (iii) if the Premises or any part thereof should be relet in combination with other space, then appropriate apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the reasonable expenses of reletting.

            Section 14.02. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

                                   ARTICLE 15

                                     Waivers

            Section 15.01. Tenant, for Tenant, and to the extent Tenant is able on behalf of any and all firms, corporations, associations, persons or entities claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the Term after Tenant is dispossessed or ejected therefrom by process of law or under the Terms of this Lease or after the expiration or Termination of this Lease as herein provided or pursuant to law. If Landlord commences any summary proceeding, Tenant agrees that Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding unless the same is a compulsory counterclaim.

            Section 15.02. Except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency or any other statutory remedy.

                                   ARTICLE 16

                         Utilities and Building Services

            Section 16.01. Landlord will provide, at Landlord's cost, all of the passenger elevators on the eastern side of the Building and accessible through Tenant's Lobby; except the freight elevator, for the Tenant's dedicated use to the Premises from 7:00 A.M. until 7:00 P.M., and the one most westerly elevator in the Park Avenue lobby (as increased as provided in Section 3.06), on a dedicated basis to the Premises at all times set forth in the first sentence of
Section 16.07 (and at a minimum from 7 A.M. to 7 P.M.). Landlord shall provide heating, ventilation and air-conditioning (HVAC) in season as required for Tenant's comfort, use and occupancy with effective performance during Business Hours in accordance with the HVAC performance specifications provided in Exhibit F attached hereto. "Business Hours", as used in this Lease, means between 8:00 A.M. until 6:00 P.M on days other than Saturdays, Sundays and holidays and between 8:00 AM and 1:00 PM on Saturdays. "Holidays" as used in this Lease means all days observed by the State or federal government as legal holidays (New Year's Day, Martin Luther King's Birthday, Lincoln's Birthday, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, and Christmas). Business days shall mean all days other than, Sundays and Holidays.

            Section 16.02. (a) Tenant shall, cause the Premises including Tenant's Lobby to be kept clean and cause refuse and rubbish to be removed from the Premises at Tenant's cost and expense by a vendor selected by Tenant who shall have reasonable access to the Building and the Premises. Tenant's cleaning contractor shall work in labor harmony with the Building's employees.

            (b) Landlord shall clean the exterior windows at lease twice in each year (and, at the reasonable expense of Tenant, more often if requested by Tenant) and shall clean the Park Avenue lobby including Tenant's dedicated elevators, the sidewalks, the stairwells, the loading dock, and other common areas in a manner consistent with other first class office buildings.

            Section 16.03. Landlord shall maintain all HVAC equipment and systems. Landlord shall, at Landlord's Expense, keep the HVAC equipment and systems within the Premises in good working order at Landlord's expense, and operational during Business Hours, as that Term is defined in Section 16.01 of this Lease.

            Section 16.04. Landlord will, when and to the extent reasonably requested by tenant, furnish additional elevator, heating and air conditioning services, upon such terms and conditions as shall be reasonably determined by Landlord; and Tenant shall pay to Landlord promptly on receipt of an invoice, as Additional Rent, Landlord's charges for such additional services in accordance with the Schedule of Building charges which may be amended from time to time to reflect increases in Landlord's cost of providing such services. A copy of the current Schedule is attached as Exhibit E hereto. Without limiting the generality of the preceding sentence, Tenant shall pay to Landlord Landlord's actual cost for all cleaning of the Building or any part thereof required because of the carelessness or indifference of Tenant.

            Section 16.05. At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator. If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent. If Landlord switches from automatic to manual elevators, Landlord shall provide, at no cost to Tenant, at least one elevator operator for each manual elevator. Landlord shall provide the services to be provided by Landlord in a manner comparable to those in other first class office buildings.

            Section 16.06. Except as otherwise provided in this Lease, Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air conditioning, gas, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities at such times as may be reasonably necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar cause beyond the reasonable control of Landlord. Landlord agrees to use reasonable diligence to restore any stopped or interrupted services or Building facilities. Landlord will use best efforts to give Tenant Notice of such interruption of services other than in emergencies.

            Section 16.07. Tenant shall have access to the Premises twenty-four
(24) hours a day, seven (7) days a week and to the Building's electrical, mechanical and telecommunication rooms, if any, which service the Premises during normal business hours.

            Section 16.08. During the period of Tenant's initial installation and move-in, Landlord will provide Tenant with access to the freight elevator and loading dock without cost to

Tenant on a non reserved first come, first served basis during business hours without cost to the Tenant and at Landlord's actual cost for labor to man the elevator during non-business hours. All large construction deliveries and Tenant's "move in" must be after hours. Tenant will have such reasonable priority use of the loading dock, serving the Building, as shall be consonant with its occupancy of approximately two-thirds of the Building.

            Section 16.09. The provisions of Exhibit F are incorporated herein as fully as if set forth at length herein. Any conflict between the provisions of Exhibit F and the provisions of the body of the Lease shall be resolved in favor of Exhibit F.

            Section 16.10. Landlord will provide the following security for the Building which will consist of one security guard stationed in the Park Avenue Lobby. Tenant must have a security person present during such hours as Tenant's Lobby is open and unlocked. Landlord will maintain the sidewalks adjacent to the Building.

            Section 16.11. Landlord will provide (a) maintenance, painting and electric lighting service for all public areas of the Building excluding the Tenant's Lobby in the manner and to the extent appropriate for a first-class office building; (b) non exclusive use of one telephone closet per floor of the Premises. Tenant may not install any equipment (such as patch panels, telephone switches or intermediate distribution frames) in the Building's telephone service room. Landlord shall permit Tenant, subject to compliance with all applicable provisions of Article 5 and at Tenant's cost to connect into the Building's general exhaust system the exhaust systems for any smoking rooms, pantries and printing/duplicating areas that may be built by Tenant in the Premises. Landlord shall operate and maintain the Building's general exhaust system so as to permit the same to accept exhaust from the aforesaid systems but in no event shall Landlord be required to accept exhaust in excess of the product of 200 cfm multiplied by the number of floors in the Premises. Landlord shall permit Tenant, subject to compliance with all applicable provisions of
Article 5, and at Tenant's expense, to connect into the Building's toilet exhaust system to accept exhaust from the toilet exhaust systems for the toilets and showers that may be built by Tenant in the Premises.

            Section 16.12. Landlord shall grant Tenant access to water and waste lines for the installation of facilities permitted pursuant to Section 3.01.

            Section 16.13. Landlord shall permit Tenant to tie into the existing Class "E" life safety system. Tenant shall have the right to install its own card key and other security system at Tenant's cost and expense.

            Section 16.14. Landlord shall grant Tenant access to the broadband system in the Building.

                                   ARTICLE 17

                       Lease Contains All Agreements; Etc.

            Section 17.01. This Lease contains all of the covenants, agreements, terms, provisions and conditions relating to the leasing of the Premises hereunder, and neither Landlord nor Tenant, in executing and delivering this Lease is relying upon, any warranties, representations, promises or statements, except to the extent that the same may expressly be set forth in this Lease.

            Section 17.02. The failure of Landlord or Tenant to insist in any instance upon the strict performance of any provision of this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such provision or election, but the same shall continue and remain in full force and effect. No waiver or modification by Landlord or Tenant of any provision of this Lease or other right or benefit shall be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as the case may be. No surrender of the Premises or of any part thereof or of any remainder of the Term of this Lease shall be valid unless accepted by Landlord in writing. Any breach by Tenant of any provision of this Lease shall not be deemed to be waived by (a) the receipt and retention by Landlord of Fixed Rent or Additional Rent from anyone other than Tenant or (b) the acceptance of such other person as a tenant or (c) a release of Tenant from the further performance by Tenant of the provisions of this Lease or (d) the receipt and retention by Landlord of Fixed Rent or Additional Rent with knowledge of the breach of any provision of this Lease. No payment by Tenant or receipt or retention by Landlord of a lesser amount than any Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment of such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease No agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, Terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or Termination or effectuation of the abandonment is sought.

                                   ARTICLE 18

                                  Parties Bound

            Section 18.01. The covenants, agreements, Terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 22 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 18 shall not be construed as modifying the conditions of limitation contained in Article 13 hereof. It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this Lease thereafter to be performed shall not be binding upon Landlord herein named accruing with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such a transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 18.

                                   ARTICLE 19

                   Curing Tenant's Defaults -- Additional Rent

            Section 19.01. If Tenant shall be in default beyond an applicable grace and or notice period in the keeping, observance or performance of any provision or obligation of this Lease to be observed or performed by Tenant, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without additional notice. Bills for any out-of-pocket expense reasonably and actually incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable attorneys' fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such reasonable cost, expense and disbursement involved in instituting and prosecuting any action or proceeding (including any summary dispossess proceeding), as well as reasonable bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services incurred under Article 16 hereof and any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the Terms of said bills within sixty (60) days after receipt, and if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent under this Lease. Tenant shall not be obligated to pay any legal fees or expenses of any kind incurred by Landlord in connection with Landlord's assertion against Tenant of claims that have no merit and are unsuccessfully asserted. Tenant also shall not be obligated to pay any expenses of any kind for services which Landlord is obligated to provide to Tenant pursuant to the terms of this Lease or applicable law, unless this Lease expressly obligates Tenant to pay such expenses pursuant to a provision of this Lease other than this Section
19.01. If any Fixed Rent, Additional Rent or any other costs, expenses or disbursements payable under this Lease including all money owed under Section
1.04 by Tenant to Landlord are not paid within thirty (30) days after their respective due dates, the same shall bear interest, from the respective due dates, at the rate of prime plus 3% per month, (the Default Rate), or the maximum rate permitted by law, whichever is less, until paid and the amount of such interest shall be Additional Rent. If Tenant prevails in a legal action by or against Landlord, then Landlord shall reimburse Tenant for all reasonable legal costs and expenses incurred by Tenant and any amount not so paid within thirty (30) days shall bear interest at the Default Rate.

            Section 19.02. In the event that Tenant is in default in payment of Fixed Rent or Additional Rent or any other charge, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items currently due, as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

                                   ARTICLE 20

                              Inability to Perform

            Section 20.01. This Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing by reason of strikes or labor troubles or any other cause beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar emergency, except as otherwise expressly provided in the Lease it being agreed that lack of funds shall not be deemed to be beyond Tenant's control.

            Section 20.02. Notwithstanding anything else to the contrary contained in this Lease, if by reason of an event beyond the reasonable control of Landlord there is a failure, stoppage, interruption or suspension in the furnishing of any service which Landlord is obligated to provide pursuant to this Lease, and if such failure, stoppage, interruption or suspension renders any portion of the Premises untenantable for period of five (5) consecutive business days after Tenant gives Landlord written notice thereof, then provided that Tenant shall not use or occupy that portion of the Premises for the conduct of its business during such period of five (5) consecutive business days, the Fixed Rent and Additional Rent payable with respect to such portion (s) of the Premises shall be abated in the proportion that the tenantable rentable area of the Premises bears to the total rentable area of the Premises for each day that Tenant shall not use or occupy the Premises, or such portion thereof, for the conduct of Tenant's business during the period beginning on the sixth (6th) consecutive business day after such notice and terminating on the earlier of (a) the date that such portion of the Premises shall become tenantable again and (b) the date Tenant commences to use or occupy the Premises or such portion thereof for the conduct of Tenant's business;

            Section 20.03. If Landlord shall default in providing any service or making any repairs or restorations on Landlord's part to be provided pursuant to this Lease, (a) Tenant may remedy such default for the account of Landlord, immediately and with telephonic notice in case of emergency, or in any other case only provided that Landlord shall fail to remedy such default after Tenant shall have notified Landlord in writing of such default and Landlord shall not have cured such default within thirty (30) days after such notice or in the case of a default which cannot with due diligence be cured within a period of thirty
(30) days if Landlord shall not within said thirty (30) day period have instituted steps to remedy the situation and thereafter diligently prosecute the same to completion; and (b) if Tenant makes any expenditures in connection with such default, such sums, with interest at the Default Rate, shall be paid by Landlord to Tenant upon rendition of a bill to Landlord therefor. Any dispute with respect to sums Tenant claims are owed by Landlord under this Section shall be resolved by arbitration in accordance with the provisions of Exhibit J. If Landlord shall fail to pay such sums to Tenant, in accordance with Section 2.02 Tenant may offset such amount against the Fixed Rent and Additional Rent payable under this Lease.

                                   ARTICLE 21

                              Water and Electricity

            Section 21.01. Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electricity or water furnished to the Premises, except if any such failure, inadequacy or defect is the result of any negligent or willful act or omission of Landlord or its agents, employees, servants, licensees, or contractors or the breach by Landlord of this Lease.

            Section 21.02. Landlord shall furnish hot and cold water for (a) normal office use and in connection with the performance by Tenant of any Tenant's Changes in accordance with clause (e) of Section 5.01, (b) Landlord's air conditioning equipment during Business Hours, and (c) drinking, lavatory, kitchen and toilet facilities, in or near the Premises and Tenant's supplementary cooling system if applicable. When water is furnished by Landlord for any other purpose, Tenant shall pay a reasonable amount for the same and for any required pumping and heating thereof as well as any taxes, sewer rents or other charges which may be imposed on any governmental authority or agency thereof based on the quantity of water so used by Tenant.

            Section 21.03. Subject to the provisions of Section 21.05, electricity shall be furnished to Tenant through the electrical lines and service presently servicing the Building, and Tenant shall purchase same from Landlord on the basis provided in Section 21.04.

            Section 21.04. Tenant shall pay Landlord a fixed monthly consumption charge, commencing, at such time as rent commences pursuant to Section 1.08 of this Lease, for all electricity consumed in the Premises. Such charge shall initially be $41,978.29 (based on a $2.75 per square foot charge) (the "Base Electrical Charge"). If the cost of electricity to Landlord is increased at any time by reason of change in rates, charges, fuel adjustment or service classification, or by taxes or charges of any kind imposed thereon, or for any other reason, the Base Electrical Charge may be increased by Landlord appropriately and proportionately to reflect fully the increased cost of electricity, such increased fixed monthly consumption charge to be applicable hereunder until the next such increase. Tenant shall pay Landlord Base Electricity charge, in advance, on the first day of each month during the Term hereof (with an equitable proration for any period of less than a full month as to which the provisions hereof shall be applicable, except if the Term Terminates by reason of Tenant's default hereunder).

            Section 21.05. Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements unless caused by the negligence, willful misconduct or breach of this Lease by Landlord. Tenant agrees that its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or existing wiring installation in the Building. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole reasonable cost and expense of Tenant if, in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Landlord reserves the right to terminate the furnishing of electricity on the basis provided in this
Article 21 at any time, upon 90 days' notice to Tenant, in which event Tenant shall make application directly to the public utility for its own completely separate supply of electric current and Landlord shall permit its wires, feeders, conduits and risers, to the extent available and safely capable, to be used by Tenant for such purpose. Any meters, risers, feeders or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility shall be installed at Landlord's sole cost and expense; provided, however, and anything hereinbefore contained to the contrary notwithstanding, Landlord shall not terminate the furnishing of electricity as aforesaid following the expiration of such 90 day period, and thereafter, for so long as Tenant does not have its own separable electric service, so long as Tenant is diligently pursuing the aforesaid application and the installation of its separate electric service. Rigid conduit or EMT with set screw couplings, if allowed by applicable law, only will be allowed. Tenant may at any time upon written notice to Landlord install a sub meter or direct meter at its own expense, for the entire Premises in which event all costs associated with the sub-metering or direct metering shall be fully paid by Tenant and the provisions of Section 21.04 shall not apply. This Lease shall otherwise remain in full force and effect at the time Landlord terminates the furnishing of electricity as aforesaid. Commencing when Tenant is directly metered or sub-metered and as long as Tenant shall continue to receive such service, Landlord shall no longer be entitled to charge or receive the Base Electrical Charge referred to in
Section 21.04 and any payment made by Tenant for periods after Tenant's receipt of direct service shall be promptly refunded. If Tenant obtains separately metered service, is being provided sub-metered service by Landlord, Tenant shall pay Landlord one hundred three (103%) percent of such charges as are indicated by the metered service at Landlord's average cost per kilowatt hour for the Building. The Landlord represents that the Building has 8,000 amps of power and service on each floor of 400 amps.

                                   ARTICLE 22

                          Assignment, Subletting, Etc.

            Section 22.01. Tenant, other than pursuant to the provisions of this Lease, shall not, whether voluntarily, involuntarily, by operation of law or otherwise (a) assign or otherwise transfer this Lease or the Term and estate hereby granted, (b) sublet the Premises or any part thereof, or allow the same to be used, occupied or utilized by any one other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior consent of Landlord which consent as to (a) and (b) above shall not be unreasonably withheld conditioned or delayed, provided that Tenant has strictly complied with the provisions of Section 22.03, 22.04 and 22.06 of this Lease. The consent by Landlord to an assignment, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, or subletting or use or occupancy by others not expressly permitted by this Article. If Landlord fails to respond to request for consent within fifteen (15) days after Tenant's written request and no Act of Default exists at such time, consent shall be deemed given.

            Section 22.02. If this Lease be assigned in violation of the provisions of this Lease or, in the event the assignor is released from all liability pursuant to this Lease, Landlord may collect rent due to the Landlord from the assignee. If the Premises or any part hereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord shall apply the net amount collected to the Fixed Rent and Additional Rent herein reserved and the charges herein provided for, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 22.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. References in this Lease to use or occupancy by other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and other claiming under or through Tenant, immediately or remotely.

            Section 22.03. If Tenant shall at any time or times during the Term of this Lease desire to assign this Lease or to sublet all or any part of the Premises, Tenant shall, prior to the execution of any assignment or sublet, give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least fifteen (15) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and (c) current financial information, with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report.

            Section 22.04. Provided that Tenant is not in default of any of Tenant's obligations under this Lease, beyond expiration of notice and cure periods, Landlord's consent shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that;

            (a) Tenant shall have complied with the provisions of this Section 22.04;

            (b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, and (ii) is limited to the use expressly permitted under Section 3.01;

            (c) The proposed assignee or subtenant has sufficient income or financial worth considering the responsibility involved and that Tenant shall remain liable under this Lease and Landlord has been furnished with reasonable proof thereof;

            (d) Neither (i) the proposed assignee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is then an occupant of any part of the Building unless Landlord does not have a recapture right under the applicable lease and Landlord has been unable to procure such space or comparable space for a comparable term for sixty (60) days following notice by Tenant to Landlord that it desires so to sublet such space.

            (e) The proposed assignee or subtenant is not a person with whom Landlord is then actually negotiating to lease space in the Building;

            (f) The form of the proposed sublease shall comply with the applicable provisions of this Article;

            (g) There shall be no more than two (2) sub-lessees per floor, with no more than two entrances per floor at any time. All subdivision of Tenant's premises must be in compliance with all applicable laws, codes and regulations.

            (h) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be actually incurred by Landlord in connection with said assignment or sublease, including, without limitation, the reasonable out-of-pocket costs of making investigations as to the acceptability of the proposed assignee or subtenant not exceeding $1,000.00 in the aggregate and reasonable legal costs incurred in connection with the granting of any requested consent;

            (i) Any assignment or transfer of this Lease or Tenant's entire interest in the Premises, made with or without Landlord's consent pursuant to
Section 22.01, shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed from and after the effective date of the assignment and agree that the provisions of
Article 22 shall, notwithstanding such assignment or transfer, continue to be binding upon it. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed unless such liability is waived in a writing signed by Landlord.

            (j) With respect to each and every sublease or subletting under the provisions of this Lease, it is further agreed:

                  (i) The subletting shall be for a Term ending on or prior to the expiration of this Lease.

                  (ii) No subletting shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

                  (iii) Each sublease shall provide that it is subject and
            subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, including all existing mortgages and that in the event of Termination, re-entry or dispossess by Landlord of the right, title and interest of Tenant, as sublessor, under such sublease, such subtenant shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent, unless received by Landlord. Sublessee shall promptly execute, on request of the


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

            Landlord and without cost to the Landlord, estoppel letters in a form reasonably satisfactory to the Landlord and Mortgagee.

            Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, Terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to any other subtenant and/or acceptance of rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, Terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violations shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 22.08) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall rightly decline to give its consent to any proposed assignment or sublease in accordance with the Terms of this Lease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            Section 22.05. In the event that (a) Landlord consents to a proposed assignment or sublease and (b) Tenant fails to execute and deliver the assignment or sublease substantially identical in all material terms to the assignment or sublease to which Landlord consented within one hundred eighty
(180) days after the giving of such consent then Tenant shall again comply with all of the provisions and conditions of Section 22.04 before assigning this Lease or subletting all or part of the Premises.

            Section 22.06. Except for a sublease or assignment in accordance with Section 22.08, if Landlord shall give its consent to a subletting or assignment, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent from the date the sublet or assignment takes effect:

            (a) in the case of assignment, an amount equal to fifty (50%) percent all sums and other considerations actually received by Tenant from the assignee for or by reason of such assignment (excluding, however, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, so long as same is sold or rented on a basis reasonably related to the value thereof after deducting Tenant's reasonable costs of brokerage commissions, legal fees, construction performed or funded by Tenant, free rent given and any other cost or expense incurred in regard to the assignment; and

            (b) in the case of either a sublease or assignment, fifty (50%) percent of any rents, Additional Rent or other consideration actually received under the sublease by Tenant from the subtenant which is in excess of the Fixed Rent and Additional Rent accruing during the Term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the Terms for the Term thereof hereof excluding, however, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property so long as same is sold or rented on a basis reasonably related to the value thereof) and Tenant's reasonable costs of brokerage commissions, legal fees, legal, construction performed or funded by Tenant, and free rent given and any other cost or expense incurred in regard to the sublease. The sums payable under this Section 22.06(b) shall be paid to Landlord within ten (10) days after received by Tenant; and

            (c) Sub-sections (a) and (b) above shall not apply to any subleases entered into prior to August 31, 2002 under which the sub-tenant takes possession prior to July 31, 2002. for the then current use of the space for the Term thereof.

            Section 22.07. The placement of or any person or entity name whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Article 22.

            Section 22.08. Anything contained in this Lease to the contrary notwithstanding Tenant shall have the right to assign this Lease or sublet any portion of the Premises to any subsidiary Affiliate or Qualified Assignee upon notice to the Landlord and provided that the Premises continue to be used in accordance with Section 3.01 of this Lease. Such assignment or sublet shall not relieve Tenant of its obligations under this Lease. For the purposes of this
Section 22.08, the Term "Affiliate" means with respect to any Person, a second Person which is controlled by, controls or is under common control with such first Person and, with respect to Tenant, includes any shareholder of Tenant. For purposes of the foregoing, "person" means an individual partnership corporation limited liability company business trust joint stock company estate trust unincorporated association, joint venture, governmental (or quasigovernmental) authority or other entity of whatever nature and "control" of any person means the power to direct the management and policies of such person, whether by the ownership of voting securities or other beneficial interest, by contract or otherwise. Such assignment or sublet shall not relieve Tenant of its obligations under this Lease. "Qualified Assignee" means any Person or entity into or with which Tenant is merged or consolidated or which purchases a controlling interest in Tenant or which purchases all or substantially all of the assets of Tenant (provided the principal purpose of such merger, consolidation or purchase is not as a device for the assignment of this Lease).

            Section 22.09. Anything contained in this Lease to the contrary notwithstanding, if Tenant as a debtor in possession under the Bankruptcy Code or Tenant's trustee under the Bankruptcy Code contemplates an assignment of this Lease pursuant to the Bankruptcy Code to any person, firm or corporation which shall have made a bona fide offer to accept such an assignment on Terms and conditions which are acceptable to such debtor in possession or trustee, then notice of such proposed assignment shall be given to Landlord at least 15 days prior to the date that an application to a court of competent jurisdiction for approval of and authority to enter into such proposed assignment is contemplated. Such notice shall set forth the name and address of the proposed assignee, all of the Terms and conditions of the proposed assignment, including any consideration therefor, and the nature of the adequate assurance to be provided Landlord to assure the future performance under this Lease of such proposed assignee. Landlord may thereupon elect, by notice to Tenant given at any time prior to the later of the date upon which the aforesaid application for approval and authority is contemplated or the effective date of the proposed assignment, to accept, for itself or on behalf of a nominee, an assignment of this Lease upon the same Terms and conditions as are contemplated by the aforesaid offer. If Landlord does not so elect to accept such an assignment, then (a) upon the effective date of the proposed assignment, the proposed assignee shall be deemed to have assumed all of the obligations of Tenant arising hereunder from and after such effective date, without further action on the part of such proposed assignee (but such proposed assignee shall nevertheless at Landlord's request, execute and deliver, at its own cost and expense, to Landlord such an instrument confirming such assumption as Landlord may reasonably require), and (b) any consideration payable or otherwise to be delivered in connection with such proposed assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property or Tenant of Tenant's bankruptcy estate.

            Section 22.10. Each sublessee or assignee shall have the right to further sublet or assign its sublease or lease only upon compliance with the provisions of this Article 22. No subtenant shall have the right to exercise any options pursuant to this Lease. In the event Tenant (or any future holder of the tenant's interest) assigns this Lease, Tenant shall be bound to perform all terms, covenants, conditions and obligations of the tenant hereunder during the Term, and, if any expansion or renewal option is exercised, in respect of such additional space or renewal term.

                                   ARTICLE 23

                                   Escalation

            Section 23.01. As used in this Article 23, the words and terms which follow mean and include the following:

            (a) "Tax Year" shall mean each fiscal year (July 1 through the succeeding June 30) subsequent to the Base Tax Year in which occurs any part of the Term

            (b) Base Year shall mean January 1, 2000 through December 31, 2000.

            (c) Base Tax Year shall mean the fiscal year 2000/2001.

            (d) "Tenant's Proportionate Share" shall mean fifty-six (56%) percent.

            (e) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault safe or other space within or outside the boundaries of the Real Property existing on the date hereof, and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building); provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax), is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (a) any taxes on Landlord's income, (b) franchise taxes, (c) estate or inheritance taxes, or (d) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, taxes, assessments, levies, fees, charges and impositions that now constitute Taxes.

            (f) "Real Estate Tax Base" shall mean Real Estate Taxes for the City of New York for the Base Tax Year as payable according to the tax bill issued in June, 2000 for the Base Tax Year (and undiminished by the effect of any tax certiori proceeding or judicial contests subsequent to the issuance of the such tax bill) in the amount of $1,361,301.12.

            (g) Operating Year shall mean each calendar year ending on the succeeding December 31, subsequent to calendar year 2000, which occurs during any part of the Term.

            (h) Wage Escalation shall mean an amount of money which is equal to the difference between the Wage Rate for the Operating Year and the Wage Rate for the Base Year multiplied by 215,444 (the square footage of the Premises) {For example, if the Wage Rate for the Base Year 2000 was $5.00 and the Wage Rate for 2001 was $5.50, the Wage Escalation would be calculated by multiplying
0.50 ($5.50 - $5.00) X 215,444 = 107,722} The Wage Rate for the Base Year is
$16.43.

            (i) The Term "Wage Rate" with respect to the Base Year and any Operating Year shall mean the regular average hourly wage rate (excluding so-called "fringe benefits") required to be paid to Porters in Class A Office Buildings pursuant to any agreement between the Realty Advisory Board on Labor Relations, Incorporated or any successor thereto (hereinafter referred to as "R.A.B.") and Local 32B/32J of the Building Service Employees International Union AFL-CIO, or any successor thereto (hereinafter referred to as Local 32B) in effect during such Base Year and Operating Year, provided that if any such agreement shall require Porters to be regularly employed on days or during hours of overtime or when other premium pay rates are in effect, then the Term "regular average hourly wage rate" shall mean the regular average hourly wage rate for the hours in a calendar week which Porters are required to be regularly employed (whether or not actually at work in the Building), e.g., if, for example, as of December 31, 2000, an agreement between R.A.B. and Local 32B would require the regular employment of Porters for 40 hours during a calendar week at a regular average hourly wage of $4.00 for the first 30 hours and an overtime hourly average wage of $5.00 for the remaining 10 hours, then the regular average hourly wage rate under this subsection, as of December 31, 2000, would be the sum arrived at by dividing the total weekly average wages of $170.00 by the total number of required hours of employment which is 40 and resulting in a regular average hourly wage rate of $4.25. The computation of the regular average hourly wage rate shall be on the same basis whether based on an hourly or other pay scale but predicated on the number of hours in such respective work weeks, whether paid by Landlord or any independent contractor. If there is no such agreement in respect of the applicable Operating Year on which such regular average hourly wage rate is determined, the computations shall be made on the basis of the regular average hourly wage rate being paid by Landlord or by the contractor performing porter or cleaning services for Landlord as of the date for the applicable Operating Year and appropriate retroactive adjustments shall be made when the regular average hourly wage rate paid for such Operating Year is finally determined. If length of service shall be a factor in determining any element of wages, such as vacation pay, it shall be conclusively presumed that all employees have two years of service. The Wage Rate is intended to be an index in the nature of a cost of living index, and is not intended to reflect the actual costs of wages or expenses for the Building.

            (j) The term "Porters" shall mean that classifications of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to porters in the current agreements between R.A.B. and Local 32B (which classification is presently termed "others" in said agreement).

            (k) The term "Class A Office Buildings" shall mean office buildings in the same class category as the Building under any building operating agreement between R.A.B. and Local 32B, regardless of the designation given to such office buildings in any such agreement.

            (l) The Term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this Article 36.

            (m) Tenant shall pay as Additional Rent for each Operating Year an amount ("Tenant's Operating Payment") equal to the Wage Escalation for such Operating Year.

            (n) Landlord shall furnish to Tenant, with respect to each Operating Year after December 31, 2000, a Landlord's Escalation Statement setting forth Landlord's reasonable estimate of Tenant's Operating Payment for such Operating Year ("Tenant's Projected Operating Share"). Tenant shall pay to Landlord on the first day of each month during such Operating Year occurring at least thirty
(30) days after such Operating Statement is received, as Additional Rent, an amount equal to one-twelfth of Tenant's Projected Operating Share for such Operating Year. If, however, Landlord furnishes any such Landlord's Escalation Statement for an Operating Year subsequent to the commencement of such Operating Year, then (a) until the first day of the month following the month in which such Landlord's Escalation Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under Section 23.01 in respect of the last month of the preceding Operating Year; (b) after such Landlord's Escalation Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Projected Operating Share previously made for such Operating Year were greater or less than the installments of Tenant's Projected Operating Share to be made for such Operating Year in accordance with such estimate, and (i) if there is a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand thereof, or
(ii) if there was an overpayment, Landlord shall credit the amount thereof against subsequent payments of Fixed Rent and Additional Rent or, if this Lease shall have terminated or expired there shall not be any further installments of Fixed Rent and Additional Rent remaining against which Landlord can credit any such overpayment due Tenant, Landlord shall deliver to Tenant Landlord's good check in the amount of the refund due Tenant within thirty (30) days after Tenant shall first be entitled to a credit for the overpayment of the Wage Escalation Expenses; and (c) on the first day of the month following the month in which such Landlord's Operating Escalation Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Projected Operating Share shown in such Landlord's Escalation Statement with a new estimate of Tenant's Projected

Operating Share for such shall be adjusted and paid or credited, as the case may be, substantially, in the same manner as provided in the preceding sentence.

            (o) After the end of each Operating Year, Landlord shall furnish to Tenant a Landlord's Wage Escalation Statement for such Operating Year prepared by or a certified public accountant designated by Landlord from which Landlord shall make the computation of Additional Rent due in respect of Operating Expenses hereunder. In If the Landlord's Wage Escalation Statement shows that the sums paid by Tenant under Section 23.01 exceeded Tenant's payments required to be paid by Tenant for such Operating Year, Landlord shall credit the amount of such excess against subsequent payments of Fixed Rent and Additional Rent or, if the Lease shall have expired or terminated and shall not be any further installments of Fixed Rent and Additional Rent remaining against which Landlord can credit such overpayments due Tenant, Landlord shall deliver to Tenant Landlord's good check in the amount of the refund due Tenant within thirty (30) days after Tenant shall be entitled to a credit or if the overpayment of Landlord's Wage Escalation Statement shows that the sums so paid by Tenant were less than Tenant's Operating Payment due for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

            Section 23.02. If the Real Estate Taxes for any Tax Year after the Base Tax Year shall be greater than the Real Estate Tax Base, Tenant shall pay Landlord, as Additional Rent for the Premises for such Tax Year, an amount (herein called the "Tax Payment") equal to Tenant's Proportionate Share of the amount by which Real Estate Taxes for such Tax Year are greater than the Real Estate Tax Base. If the Real Estate Taxes for any Tax Year after the Base Tax Year shall be less than the Real Estate Tax Base, Tenant shall not be entitled to any credit, refund, set off or other payment.

            Section 23.03. Landlord shall furnish Tenant, at the commencement of each Tax Year an Escalation Statement of the actual Tax Payment, pursuant to
Section 23.02 hereof, and Tenant shall pay to Landlord on the first day of each month during such Tax Year one-twelfth (1/12) of same on the first day of the month. If, however, Landlord shall furnish any such Escalation Statement for a Tax Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such Escalation Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Tax Year; (b) promptly after such Escalation Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Tax Payment Tax Year, as the case may be, were greater or less than the respective installments thereof to be made for such Tax Year in accordance with such Escalation Statement, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall refund to Tenant the amount thereof within thirty (30) days of Landlord's furnishing to Tenant such Escalation Statement; and (c) on the first day of the month following the month in, commencing at least thirty (30) days after which such Escalation Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Tax Year, as the case may be, Tenant shall pay to Landlord an amount equal to one-twelfth of the amount shown on such Escalation Statement. Landlord shall furnish to Tenant within 30 days of the commencement of each Tax Year a copy of the bill or bills for Real Estate Taxes applicable to the Tax Year as to which each such Escalation Statement relates. If the Landlord's Tax Escalation Statement shows that the sums paid by Tenant under Section 23.01 exceeded Tenant's Tax Payments required to be paid by Tenant for such Tax Year, Landlord shall credit the amount of such excess against subsequent payments of Fixed Rent and Additional Rent or, if at the end of the Term there shall not be any further installments of Fixed Rent and Additional Rent remaining against which Landlord can credit such overpayments due Tenant, Landlord shall pay the amount of the refund due Tenant within thirty (30) days after Tenant shall be entitled to a credit for the overpayment of and if the Escalation Statement shows that the sums so paid by Tenant were less than Tenant's Tax Payment due for such Tax Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

            Section 23.04. Payments shall be made pursuant to this Article 23 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the Term of this Lease, provided the Escalation Statement is furnished within one year thereafter.

            Section 23.05. In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant's Proportionate Share of any increase thereof in respect of such Tax Year, Landlord shall credit or refund to Tenant Tenant's Proportionate Share of the refund of such taxes received by or credited to Landlord (after deduction of reasonable out of pocket expenses, including reasonable counsel fees, paid by Landlord in connection with reducing the assessed valuation and/or in obtaining such refund of taxes). Only Landlord and not Tenant shall have the right to initiate, contest or resolve proceedings involving the assessed valuation or refund of taxes. Landlord shall initiate tax certiorari proceeding during every year of the Term and shall use attorneys experienced in the field to pursue such claims. Before settling any such proceeding Landlord shall notify Tenant of its intent. If Tenant rents or has committed to rent sixty-five percent (65%) of the Building its consent which shall not be unreasonably withheld or delayed, shall be required prior to settlement of the proceeding. This Section 23.05 shall survive the expiration or termination of this Lease.

            Section 23.06. In no event shall the Fixed Rent under this Lease (exclusive of the Additional Rent under this Article) be reduced by virtue of this Article other than to the extent that Landlord has received overpayments of either Tax or Wage Escalations.

                                   ARTICLE 24

                                  Subordination

            Section 24.01. Provided that Tenant has received a commercially reasonable SNDA from such mortgagee or ground lessee, as is applicable, this Lease is and shall be subject and subordinate in all respects to all underlying leases now or hereafter covering the real property or any portion thereof of which the Premises form a part and to all mortgages and trust indentures which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises form a part, or any part or parts of such real property, and/or Landlord's interest therein, and to each advance made and/or hereafter to be made under any such mortgages, or indentures, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages or indentures. This Section 24.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute, at its sole cost and expense, and deliver promptly any certificate or other document that Landlord and/or their respective successors in interest may reasonably request. Tenant agrees that, in the event any proceedings are brought for the foreclosure of any mortgage or indenture referred to herein, to attorn to the purchaser upon any such foreclosure sale and to recognize such purchaser as the landlord under this Lease. In the event of the enforcement by any mortgagee of the Building of remedies provided for by law or by such mortgage, any person succeeding to the interest of the Landlord as the result of such enforcement shall not be bound by any payment of Fixed Rent or Additional Rent for more than one month in advance not received by it. As a condition to the effectiveness of this Lease Landlord will obtain a Subordination Non-Disturbance Agreement (SNDA) from the current two mortgagees, John Hancock Life Insurance Company and WEA Associates by the Commencement Date in the form set forth in Exhibit D attached herewith. Landlord represents there are currently no ground leases currently encumbering the real property.

                                   ARTICLE 25

                                 Quiet Enjoyment

            Section 25.01. Landlord covenants that if and so long as Tenant keeps and performs each and every covenant, agreement, Term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person claiming by, through or under the Landlord, subject to the covenants, agreements, Terms, provisions and conditions of this Lease and to the mortgages to which this Lease is subject and subordinate as hereinbefore set forth.

                                   ARTICLE 26

                                    Insurance

            Section 26.01. Tenant covenants to provide prior to entry upon the Premises and to keep in force and effect during the Term: (1) comprehensive general liability insurance relating to the Premises and its appurtenances on an occurrence basis against claims for bodily injury or death on account of accident upon the Premises with minimum limits of liability in amount of $5,000,000 per occurrence; and (2) worker's compensation insurance to cover all persons engaged in Tenant's Changes. Tenant agrees to deliver to Landlord, at least three (3) days prior to taking possession of the Premises and thereafter at least 15 days prior to the expiration of any such policy, either a duplicate original or a certificate of all policies produced by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor and including an endorsement which states that such property insurance may not be canceled except upon thirty (30) days' written notice to Landlord and any designee(s) of Landlord.

            Section 26.02. All of the aforesaid insurance shall be issued in the name of Tenant and all property insurance shall name Landlord and any designee(s) of Landlord, with an insurable interest in the Building as an additional insured and shall be written by responsible insurance companies licensed or authorized to do business in New York State; all such insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations and shall contain endorsements that: (1) such insurance may not be canceled or amended with respect to Landlord (or its designee(s), except upon 30 days written notice to Landlord and such designee(s) by the insurance company; and (2) Tenant shall be solely responsible for payment of premiums and that Landlord (or its designee(s) shall not be required to pay any premiums for such insurance. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under other provisions of this Lease.

            Section 26.03. The minimum limits of the comprehensive general liability policy of insurance shall be subject to increase at any time, and from time to time, after the commencement of the third (3rd) year of the Term hereof if Landlord in the exercise of its reasonable judgment shall deem the same necessary for adequate protection and the amount thereof shall not exceed that customarily required be carried by other Tenants in a first class office buildings and has been requested by the then existing mortgagees. Within 30 days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that such demand has been complied with.

            Section 26.04. Landlord will maintain one hundred (100%) percent replacement cost property insurance on the Building during the Term.

                                   ARTICLE 27

                                  Miscellaneous

            Section 27.01. If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any governmental law, regulation or requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the Termination of such legal rent restriction (a) the rent shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier Termination of this Lease to the maximum enforceable extent.

            Section 27.02. If, in connection with Landlord's obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, condition or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder, reduce Tenant's rights or remedies or to other than in a de minimus extent, adversely affect the leasehold interest hereby created.

            Section 27.03. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and any permitted load must be placed by Tenant, at Tenant's sole cost and expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's sole cost and expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance which would not be customary in a first class office building. If the Premises be or becomes infested with vermin as a result of any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

            Section 27.04. Tenant shall not be entitled to exercise any option if any granted to it by this Lease, if at the time the option is to be exercised or consummated Tenant is in default beyond all applicable grace periods in the performance or observance of any of the material covenants, agreements, Terms, provisions or conditions on its part to be performed or observed under this Lease and Landlord has previously given Tenant notice of such default.

            Section 27.05. If Landlord has comparable space available in the Building at a comparable rent, Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises hereby demised, except with the prior written consent of Landlord in each instance.

            Section 27.06. Landlord and Tenant each represent that it has not dealt with any person, firm or corporation in connection with this transaction other than Insignia/ESG and Co., Inc. and CB Richard Ellis Inc. and whose commissions Landlord agrees to pay and each party agrees to indemnify, defend and hold the other party harmless from any damage or claim suffered by that other party as a result of any breach of this representation.

            Section 27.07. The Term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or the Land and Building), so that in the event of any sale or sales of the Land and Building, or in the event of a lease of the Building, or of the Land and Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, thereafter to be performed except for any and all liabilities and obligation incurred by Landlord prior to such sale or lease, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the Land and Building, that the purchaser or such lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such purchaser or lessee shall be required by Landlord to give notice to Tenant of its assumption. No general or limited partner or shareholder of Landlord (including any general or limited partner or shareholder, any assignee or successor of Landlord) or other holder of any equity interest in Landlord shall be personally liable for the performance of Landlord's obligations under this Lease. The liability of Landlord (including any assignee or successor of Landlord) for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Land and Building (and the proceeds thereof or of any title, property or other insurance) and Tenant shall not look to any of Landlord's other assets in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

            Section 27.08. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

            Section 27.09. The acknowledgments of the execution of this Lease by Landlord and Tenant are solely for the purpose of manifesting the respective authorizations for execution. Neither Landlord nor Tenant shall record this Lease and the violation of the provision shall be deemed a substantial default hereunder. The parties shall execute a memorandum of lease which Tenant shall have the right to record if Tenant, in good faith, is of the opinion that it needs to do so to protect its position.

            Section 27.10. If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rent equal to one and one-half times the Rent (including both Fixed and Additional Rent) as set forth above in Section 2.01 payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

            Section 27.11. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

            Section 27.12. Landlord shall make available to Tenant on the directory in the Park Avenue lobby of the Building one hundred forty (140) listings, which listings may include subtenants or others occupying the Premises in accordance with the Terms hereof. The initial listing shall be without charge to Tenant. From time to time, Landlord shall revise the directory to reflect such changes in the listings therein as Tenant may request, and Tenant within thirty (30) days after demand by Landlord shall pay to Landlord, as Additional Rent, Landlord's reasonable out-of-pocket cost in making each revision that Tenant requests. Tenant may install a sign on the entry doors to the Premises on all floors.

            Section 27.13. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            Section 27.14. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Landlord and Tenant both agree that in all disputes arising directly or indirectly out of this Lease Landlord and Tenant shall be subject to service of process at its offices located within the building and that the exclusive jurisdiction for such actions shall be either in the United States Court for the Southern District of New York or the New York State Supreme Court for the County of New York or in arbitration as set forth in the Arbitration Procedure (Exhibit
H). The provisions of this Section 27.14 shall survive the expiration of this Lease

            Section 27.15. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, and (b) is executed by the party against whom enforcement of the change, modification discharge or waiver is sought

            Section 27.16. Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty-five
(365) day year.

            Section 27.17. The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Lease, without reference to New York State's choice of law rules.

            Section 27.18. Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord promptly following request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord. Landlord warrants that it is a New York limited partnership authorized to do business in the State of New York and that each person executing this Lease on behalf of Landlord is an officer of Landlord and that he or she is duly authorized to execute acknowledge and deliver this Lease to Tenant.

            Section 27.19. The captions and article headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

            Section 27.20. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

            Section 27.21. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

            (a) The words "herein", "hereof", "hereunder" and "hereby" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

            (b) Reference to Landlord as having "no liability" or being "without liability" shall mean that Tenant shall not be entitled to Terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises, except as otherwise expressly provided in this Lease and provided that Tenant does not waive any rights under law that are not expressly waived in this Lease.

            (c) Reference to "termination of this Lease" or "expiration of this Lease" and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

            (d) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

            Section 27.22. Tenant will provide to Landlord from time to time its current financial statements and those of the prior two years. These statements will be maintained by Landlord on a confidential basis to be shared with the Building's mortgagees or potential mortgagees.

            Section 27.23. Provided no Act of Default exists at the time of exercise, Tenant may on not less than eighteen (18) month's written notice but not earlier than May 1, 2014 renew this Lease for 9 contiguous full floors or more and Tenant's Lobby for a further five (5) year term commencing May 1, 2017 and terminating April 30, 2022. The rent for the renewal Term shall be one hundred (100%) percent of the Fair Market Rent (FMR), for comparable spaces for a ten (10) year term on April 30, 2017 taking into account that the space is in "as is" condition, no break in the rental stream for lease construction time, free rent or other concessions and the last sentence hereof. Each party shall provide the other with its estimate of the FMV. If the parties can not agree on the FMR they shall submit the issue to arbitration as set forth in Exhibit K of this Lease. Until the FMR is determined, Tenant shall pay to Landlord a monthly rent, which is equal to the rent paid by Tenant during the last month of the Term. The Base Year and the Tax Year in Article 23 of this Lease shall remain the same in the new Lease.

            Section 27.24. Provided no Act of Default exists at the time of exercise, Tenant may on not less than eighteen (18) month's written notice but not earlier than May 1,2019 renew this Lease for 9 full contiguous floors or more for a further five (5) year term commencing May 1, 2022 and terminating April 30, 2027. The rent for the renewal Term shall be one hundred (100%) percent of the Fair Market Rent (FMR), for comparable spaces on April 30, 2022 for a ten (10) year term taking into account that the space is in "as is" condition, no break in the rental stream for lease construction time, free rent or other concessions and the last sentence hereof. Each party shall provide the other with its estimate of the FMV. If the parties can not agree on the FMR they shall submit the issue to arbitration as set forth in Exhibit K of this Lease. Until the FMR is determined, Tenant shall pay to Landlord a monthly rent, which is equal to the rent paid by Tenant during the last month of the Term of this Lease. The Base Year and the Tax Year in Article 23 of this Lease shall remain the same in the new Lease.

            Section 27.25. During the Term, Landlord shall ten (10) days prior to marketing any full floor space other than the lobby or the basement ("New Space") but not earlier than fifteen (15) months prior to the date the same becomes available, give Notice to Tenant of the availability of such New Space and the Terms upon which the New Space will be offered. If the New Space is subject to any right of renewal or right of first refusal or right of first offer by any other tenant in the Building existing on the date hereof or contained in any lease executed by Landlord in accordance with this Section, such notice may be sent simultaneously with the notice to the other tenants and shall be subject to the exercise of such rights by such other tenants. Tenant shall, subject to any rights of renewal or rights of first refusal by other tenants in the Building existing on the date hereof or contained in any lease executed by Landlord in accordance with this Section, have the right to rent such New Space for the balance of the Term at one hundred (100%) percent of the Fair Market Rent (FMR), for comparable spaces for a ten (10) year term on the date of such Notice taking into account that the space is in "as is" condition, no break in the rental stream for Lease construction time, free rent or other concessions. Each party shall provide the other with its estimate of the FMV. If the parties can not agree on the FMR they shall submit the issue to arbitration as set forth in Exhibit K of this Lease. Until the FMR is determined, Tenant shall pay to Landlord a monthly rent on a per square foot basis, which is equal to the rent paid by Tenant under Lease. The Base Year and, the Tax Year in
Article 23 of this Lease shall remain the same in the new Lease. This Lease will be amended to add the New Space to this Lease on the terms set forth above and otherwise as is appropriate to reflect the addition of such New Space. Landlord will not renew any other tenant's lease beyond the renewal terms contained in the Tenant's current Lease other than the present Twentieth Floor Tenant (Leucadia). This provision shall not apply if Tenant does not have at least 11 floors under lease.

            Section 27.26. When the existing leases for each of the ninth, tenth, eleventh, sixteenth and seventeenth floors of the Building expire, Tenant shall rent such space, upon the current tenant vacating such space, at a rent per square foot equal to the rent that Tenant is paying under this Lease, within the Term, commencing once possession of the same is delivered. All other terms of this Lease, including Additional Rent, shall apply to the New Lease for the floors including but not limited to the Landlord's work in Schedule C (Phases I and II), the Term; the Renewal Rights and the Base Years for Tax And Wage Escalation. The two month's free rent and the $15.00 per square foot Tenant Improvement allowance shall be prorated by a fraction, the numerator of which will be the number of months remaining under the Lease and the denominator will be two hundred (200). Each of the floors shall be delivered as full floors with the staircase between sixteen and seventeen removed if the existing tenant is required to remove the same pursuant to the terms of its existing lease and each shall be deemed to have 16,288 square feet.

            Section 27.27. If the Landlord decides to sell the Land and Building, fifteen days prior to listing the Land and the Building with Brokers or advertising the Land and Building for sale, Landlord shall notify Tenant in writing of its intent to sell. This paragraph shall not be construed as giving Tenant any right to purchase the Land and Building or imposing any duty on Landlord to sell the Land and Building to Tenant. For the purposes of this paragraph "sell" shall only mean a sale of the fee title to the Land and Building and shall not include any sale of interests in the Landlord, financing of the Land and Building, profit participations or any other transfer of economic or beneficial interest in the Landlord or the Land and Building. Once the notice to Tenant has been given it does not have to be given again to Tenant at any time.

            Section 27.28. During the Term, if Landlord leases the first floor of the Building for retail purposes then such space shall be used solely for retail purposes as limited by this Section (the "Landlord Permitted Retail Use") and for no other purpose. Any establishment serving food in the Landlord's retail premises shall serve the general public, have tablecloths in at least a significant part of the premises, and shall not be a fast food restaurant (including a national chain) serving principally hamburgers, chicken, nuts, pizza or hot dogs. Landlord shall use commercially reasonable efforts to require that the restaurant be open nights and weekends. Landlord's retail premises shall not be used in any manner which is not in keeping with an office building with retail space and in no circumstances shall be used for retail stock/securities brokerage, dry cleaners, photo-processors (if photo processing is the primary business of such retail tenant), printers which employ "wet" printing or printing presses, schools, government offices labor union office, physician, dentist medical or pediatric office or lab, dance or music studio, employment agency massage parlor, barbershop, beauty salon, gambling, conduct of obscene, pornographic or similar business (including, the sale of pornographic magazines, periodicals, films, or software), long distance calling stores for off-the-street customers, comic book store, bar, discotheque, fresh foods market, grocery store, "head" shop, video game arcade, video store, shoe repair, pet store, cinema, pool hall or billiard parlor and quick in and out convenience store (such as 7-11, WAWA or Quickcheck).

            Section 27.29. Tenant will furnish Landlord with its annual financial statements on a confidential basis to be shared only with Landlord's mortgagees, lenders, partners, investors and potential mortgagees, lenders, partners and investors.

            Section 27.30. Subject to the requirements of applicable law, Landlord and Tenant both agree to maintain the terms of this Lease and the negotiating attendant to its execution confidential and no to publicly note the execution thereof with either a press release or advertisement describing the same.

            Section 27.31. This Lease may be executed in counterparts, each of which shall be deemed an original but all of which, together, shall constitute one agreement.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed the lease as of the year and date first above written.

                               LANDLORD:

                               TM PARK AVENUE ASSOCIATES


                               By:____________________________

                               TENANT:

                               CREDIT SUISSE FIRST BOSTON CORPORATION


                               By:____________________________
                                     FRANK BARTOLOTTA
                                     Director

State of New York  )
County of New York ) ss.:

On the l5th day of August in the year 2000 before me, a Notary Public of the state of New York the undersigned, a Notary Public in and for said State, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


_____________________________
Notary Public

State of New York  )
County of New York ) ss.:

On the 15th day of August in the year 2000 before me, a Notary Public of the State of New York undersigned, a Notary Public in and for said State, personally appeared Frank J. Bartalotta, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


_____________________________
Notary Public

                    [LETTERHEAD OF TM Park Avenue Associates]

                                 August 15, 2000

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, NY 10010
Attn: Frank Bartolotta

      Re: Lease between TM Park Avenue Associates (TM), Landlord and
          Credit Suisse First Boston Corporation (CSFBC), Tenant for a portion of the Building located at 315 Park Avenue South, New York, NY 10010 (the Building)

Dear Mr. Bartolotta:

      This letter agreement is being executed simultaneously with a lease (this "Lease") between TM and CSFBC for the Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Twelfth, Thirteenth, Fourteenth and Fifteenth Floors and a portion of the Lobby Floor of the Building.

      TM and Vanguarde Media Inc., the current Tenant on the Eleventh Floor, executed a lease in June, 2000 for the Ninth and Tenth Floors for a ten year period with a five year renewal option, similarly extending the lease for the Eleventh Floor. That lease provided that if TM could not deliver a subordination and non-disturbance agreement (SNDA) from the Building's mortgagees by August 1, 2000, Vanguarde could cancel that Lease. As of this date, TM has not been able to obtain such SNDAs. TM will use its best efforts without incurring any cost to obtain the cancellation of the Vanguarde lease for the Ninth and Tenth Floors. In the event that by September 30, 2000, TM is unable to cancel the Vanguarde Lease, this Lease shall be amended in the manner set forth in the appended amended lease. The amended lease has the following changes:

            1. The references to the Ninth and Tenth Floors have been be deleted.

            2. The square footage of the Premises (Section 1.07) shall be reduced by 32,576 square feet to 183,178 square feet.

            3.    Sections 1.03(a), 1.03(b), 1.03(c), 1.03(d), 1.08, 7.02(a),
                  7.02(d) and 21.04 have been changed so that the dollar amounts in these sections which were based upon so many dollars per square foot have been proportionately reduced.

            4. Section 3.06 has been amended to provide for only the one most westerly elevator on the Park Avenue side of the Building and an increased elevator for each two floors occupied by Tenant until Tenant occupies fifteen floors and then one additional elevator when Tenant occupies eighteen floors.

            5. In Section 23.01(d), Tenant's proportionate share has been reduced to fifty-six (56%) percent.

            6. In Section 23.05, Tenant's consent to tax settlements shall be required after Tenant rents or has committed to rent sixty-five (65%) of the Building.

            7. Section 27.26, the first sentence reads "when the existing leases for the Ninth, Tenth, Eleventh, Sixteenth and Seventeenth Floors expire, Tenant shall rent such space..."

      This Lease is subject to the approval of and the issuance of an acceptable SNDA by John Hancock Life Insurance Company and WEA Associates, the Building's mortgagees. If Landlord cannot obtain both the lease approvals and the SNDA by August 31, 2000 either party may cancel this Lease upon written notice given at any time prior to the obtaining of the same. Any payment due at the time of execution of this Lease by Tenant shall be paid to Landlord's attorney in escrow and shall be released to Landlord as soon as Landlord delivers both the lease approvals and SNDAs to CSFBC. If this Lease is canceled by either party, escrowee shall return all escrow funds, including interest, to Tenant within one business day after lease cancellation.

                                                Sincerely,
                                                TM Park Avenue Associates


                                                By:
                                                    -------------------------
Agreed to by:
Credit Suisse First Boston Corporation


By: /s/ Frank Bartolotta
   ----------------------------------
   Frank Bartolotta, Director

            4. Section 3.06 has been amended to provide for only the one most westerly elevator on the Park Avenue side of the Building and an increased elevator for each two floors occupied by Tenant until Tenant occupies fifteen floors and then one additional elevator when Tenant occupies eighteen floors.

            5. In Section 23.01(d), Tenant's proportionate share has been reduced to fifty-six (56%) percent.

            6. In Section 23.05, Tenant's consent to tax settlements shall be required after Tenant rents or has committed to rent sixty-five (65%) of the Building.

            7. Section 27.26, the first sentence reads "when the existing leases for the Ninth, Tenth, Eleventh, Sixteenth and Seventeenth Floors expire, Tenant shall rent such space..."

      This Lease is subject to the approval of and the issuance of an acceptable SNDA by John Hancock Life Insurance Company and WEA Associates, the Building's mortgagees. If Landlord cannot obtain both the lease approvals and the SNDA by August 31, 2000 either party may cancel this Lease upon written notice given at any time prior to the obtaining of the same. Any payment due at the time of execution of this Lease by Tenant shall be paid to Landlord's attorney in escrow and shall be released to Landlord as soon as Landlord delivers both the lease approvals and SNDAs to CSFBC. If this Lease is canceled by either party, escrowee shall return all escrow funds, including interest, to Tenant within one business day after lease cancellation.

                                                Sincerely,
                                                TM Park Avenue Associates


                                                By: /s/ [ILLEGIBLE]
                                                    -------------------------
Agreed to by:
Credit Suisse First Boston Corporation


By:
   ----------------------------------
   Frank Bartolotta, Director